EXHIBIT 99.9

                      HALLMARK FINANCIAL SERVICES, INC.
                         777 MAIN STREET, SUITE 1000
                           FORT WORTH, TEXAS 76102


                               _______________, 2005


 Securities Transfer Corporation
 2591 Dallas Parkway, Suite 102
 Frisco, Texas  75034

 Ladies and Gentlemen:

      In connection with your appointment as Subscription Agent in the transactions described herein, Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), hereby confirms its arrangements with you as follows:

      1. RIGHTS OFFERING. As set forth in the Company's Prospectus dated ________, 2005 (the "Prospectus") and incorporated herein by reference, the Company intends to conduct a rights offering (the "Rights Offering") in which it shall distribute one right (the "Rights") to subscribe for shares of common stock, $.03 par value per share (the "Common Stock"), for each share of Common Stock held at the close of business on April 20, 2005 (the "Record Date"). Each Right shall entitle the holder thereof to subscribe for
 1.37 shares of Common Stock at the price of $0.90 per share (the "Basic Subscription Privilege"). These Rights shall expire at 5:00 p.m., Dallas, Texas time, on ________, 2005 (the "Expiration Time") and be evidenced by non-transferable subscription certificates ("Subscription Certificates"). In addition, each Rights holder who exercises his Basic Subscription Privilege in full shall be eligible to subscribe for, at the same price of $0.90 per share, such additional shares of Common Stock that are available as a result of unexercised Rights (the "Over-Subscription Privilege"), subject to proration as set forth below.

      2. APPOINTMENT OF SUBSCRIPTION AGENT. You are hereby appointed as the Subscription Agent for the Rights Offering in accordance with the Prospectus. Each reference to you in this letter is to you in your capacity as Subscription Agent, unless the context indicates otherwise.

      3. DELIVERY OF DOCUMENTS. Enclosed herewith are the following, the receipt of which by you is hereby acknowledged:

      (a)  a copy of the Prospectus;

      (b)  the form of Subscription Certificate;

      (c)  the form of Instructions as to Use of Subscription Certificates;

      (d)  the form of Notice of Guaranteed Delivery;

      (e)  the form of Letter to Security Holders Who Are Record Holders;

      (f) the form of letter to Securities Dealers, Commercial Banks, Trust Companies and other Nominees;

      (g) the form of letter to Clients of Security Holders Who Are Beneficial Holders;

      (h)  the form of Nominee Holder Certification Form;

      (i)  the Beneficial Owner Election Form;

      (j)  the Substitute Form W-9; and

      (k) a return envelope addressed to Securities Transfer Corporation, as Subscription Agent.

      The documents referenced in clauses (c) through (j) above shall be referred to herein as the "Ancillary Documents."

      On or before ________, 2005, you shall mail or cause to be mailed to each holder of Common Stock, at the close of business on the Record Date (the "Record Stockholders"), a Subscription Certificate evidencing the Rights to which such holder is entitled, a Prospectus, the Ancillary Documents (as applicable) and an envelope addressed to you. Prior to the mailing, however, the Company shall provide you with blank Subscription Certificates for you to prepare and issue in the names of the Record Stockholders for the number of Rights such stockholders are entitled. The Company shall also provide you with a sufficient number of copies of each of the documents to be mailed with the Subscription Certificates.

      4. SUBSCRIPTION PROCEDURE. (a) Upon your receipt prior to the Expiration Time (by mail, facsimile or delivery) as Subscription Agent of
 (i) any Subscription Certificate completed and endorsed for exercise (except as provided in paragraph 6 hereof), and (ii) payment in full of the subscription price set forth on the cover page of the Prospectus for the shares of Common Stock subscribed for (the "Subscription Price") in U.S. funds (A) by certified check, bank draft or a postal, telegraphic or express money order payable at par (without deduction for bank service charges or otherwise) to you, "AS SUBSCRIPTION AGENT;" (B) by wire transfer of immediately available funds; or (C) an alternative payment method arranged by you and approved by the Company, you shall as soon as practicable after the Expiration Time (but after performing the procedures described in subparagraphs (b) and (c) below), mail to the subscriber's registered address on the books of the Company certificates representing the shares of Common Stock subscribed for pursuant to the Basic and Over-Subscription Privileges, and furnish a list of all such information to the Company.

      (b) As soon as practicable after the Expiration Time, you shall calculate the number of shares to which each subscriber is entitled pursuant to the Over-Subscription Privilege. Only subscribers who exercise their Basic Subscription Privilege in full shall be eligible to subscribe for those shares of Common Stock not subscribed for pursuant to the Basic Subscription Privilege (the "Remaining Shares"). Where there are sufficient Remaining Shares to satisfy all additional subscriptions by subscribers exercising their rights under the Over-Subscription Privilege, each subscriber shall be allotted the number of additional shares subscribed for by them. If the aggregate number of shares subscribed for under the Over-Subscription Privilege exceeds the number of Remaining Shares, the number of Remaining Shares initially allotted to each participant in the Over-Subscription Privilege shall be the lesser of (i) the number of shares subscribed for under the Over-Subscription Privilege by such subscriber or
 (ii) the product (disregarding fractions) obtained by multiplying the number of Remaining Shares by a fraction, the numerator of which is the number of shares subscribed for under the Over-Subscription Privilege by such subscriber, and the denominator of which is the aggregate number of shares subscribed for under the Over-Subscription Privilege by all subscribers. If after the initial allotment there are still Remaining Shares and subscribers whose exercise of the Over-Subscription Privilege has not been fully satisfied, such Remaining Shares shall be allocated (one or more times as necessary) in accordance with the foregoing principal until all available Remaining Shares have been allocated. Any fractional share to which subscribers exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the next whole share.

      (c) Upon calculating the number of shares to which each subscriber is entitled pursuant to the Over-Subscription Privilege and the amount overpaid, if any, by each subscriber, you shall, as soon as practicable, (i) furnish a list of all such information to the Company and (ii) inform the subscribers who participated in the Over-Subscription Privilege of the number of additional shares, if any, allotted to them.

      (d) Upon calculating the number of shares to which each subscriber is entitled pursuant to the Over-Subscription Privilege and assuming payment for the additional shares subscribed for has been delivered, you shall mail to the subscriber's registered address on the books of the Company certificates representing the additional shares the subscriber has been allotted as contemplated in subparagraph (b) above. If a lesser number of shares is allotted to a subscriber under the Over-Subscription Privilege than the number for which the subscriber has tendered payment, you shall remit to the subscriber the excess of the payment received from such subscriber over the amount required to exercise the Over-Subscription Privilege for the number of shares finally allotted to such subscriber, without interest or deduction, at the same time as certificates representing the shares allotted pursuant to the Over-Subscription Privilege are mailed.

      (e) You shall promptly remit to the Company, after expiration of the Rights Offering and issuance of certificates for the shares subscribed for, all funds received in payment of the Subscription Price under the Basic Subscription Privilege. Funds received by you pursuant to the Over-Subscription Privilege shall be held by you in a segregated account pending allocation of shares issued pursuant to the Over-Subscription Privilege. Upon mailing certificates representing the shares and refunding each subscriber's funds for additional shares subscribed for but not allotted, if any, you shall promptly remit all funds received in payment of the Subscription Price under the Over-Subscription Privilege to the Company.

      5. DEFECTIVE EXERCISE OF RIGHTS; LOST SUBSCRIPTION CERTIFICATES. The Company shall have the absolute right to reject any defective exercise of Rights or to waive any defect in exercise. Unless requested to do so by the Company, you shall not be under any duty to give notification to holders of Subscription Certificates of any defects or irregularities in subscriptions. Such subscriptions shall not be deemed to have been made until any such defects or irregularities have been cured or waived within such time as the Company determines. You shall as soon as practicable return Subscription Certificates with defects or irregularities that have not been cured or waived to the holder of the Rights. If any Subscription Certificate is alleged to have been lost, stolen or destroyed, you should follow the same procedures followed for lost stock certificates representing shares of Common Stock you use in your capacity as transfer agent for the Company's Common Stock.

      6. LATE DELIVERY. If prior to the Expiration Time you receive (i) payment in full of the Subscription Price for the shares of Common Stock being subscribed for and (ii) a guarantee notice ("Notice of Guaranteed
 Delivery") substantially in the form delivered with the Subscription Certificate, from a commercial bank or trust company having an office or correspondent in the United States, or a member firm of any registered United States national securities exchange or of the National Association of Securities Dealers, Inc. stating the certificate number of the Subscription Certificate relating to the Rights, the name and address of the exercising stockholder, the number of Rights represented by the Subscription Certificate held by such exercising stockholder, the number of shares of Common Stock being subscribed for pursuant to the Basic Subscription Privilege, the number of shares of Common Stock, if any, being subscribed for pursuant to the Over-Subscription Privilege, and guaranteeing the delivery to you of the Subscription Certificate evidencing such Rights within three business days following the date of the Notice of Guaranteed Delivery, then the Rights may be exercised even though the Subscription Certificate was not delivered to you prior to the Expiration Time, provided that within three business days following the date of the Notice of Guaranteed Delivery you receive the properly completed and duly executed Subscription Certificate evidencing the Rights being exercised, with signature guaranteed if required.

      7. DELIVERY. You shall deliver to the Company the exercised Subscription Certificates in accordance with written directions received from the Company and shall deliver certificates representing shares of Common Stock to the subscribers who have duly exercised Rights at their registered addresses as instructed on the Subscription Certificates.

      8. REPORTS. You shall notify the Company by telephone on or before the close of business on each business day during the period commencing with the mailing of the Rights and ending at the Expiration Time (and in the case of guaranteed deliveries, ending three business days after the Expiration Time) (a "daily notice"), which notice shall thereafter be confirmed in writing of
 (i) the number of Rights exercised on the day covered by such daily  notice,
 (ii) the number of Rights subject to guaranteed delivery on the day covered by such daily notice, (iii) the number of Rights for which defective exercises have been received on the day covered by such daily notice, (iv) the number of shares requested under the Over-Subscription Privilege and (v) the cumulative total of the information set forth in clauses (i) through
 (iv) above. At or before the first business day following the Expiration Time, you shall certify in writing to the Company the cumulative total through the Expiration Time of all the information set forth in clauses (i) through (iv) above. You shall maintain and update a listing of holders who have fully or partially exercised their Rights, and holders who have not exercised their Rights. You shall provide the Company or its designee with such information compiled by you pursuant to this paragraph 8 as any of them shall request.

      9. FUTURE INSTRUCTIONS. With respect to notices or instructions to be provided by the Company hereunder, you may rely and act on any written instruction signed by (a) Mark E. Schwarz, Chairman and Chief Executive Officer of the Company or any other authorized officer or employee of the Company; or (b) Steven D. Davidson of McGuire, Craddock & Strother, P.C., counsel for the Company.

      10. PAYMENT OF COMPENSATION AND EXPENSES. The Company will pay you compensation for acting in your capacity as Subscription Agent hereunder as set forth on Schedule 1 attached hereto.

      11. COUNSEL. You may consult with counsel satisfactory to you, which may be counsel to the Company, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by you hereunder in good faith and in accordance with such advice or opinion of such counsel.

      12. INDEMNIFICATION. The Company covenants and agrees to indemnify and hold you harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which you may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from your actions as Subscription Agent pursuant hereto; provided that such covenant and agreement does not extend to such costs, expenses, losses and damages incurred or suffered by you as a result of, or arising out of, your own negligence, misconduct or bad faith or that of any employees, agents or independent contractors used by you in connection with performance of your duties as Subscription Agent hereunder, or your breaching any of your obligations under this Agreement.

      13. NOTICES. Unless otherwise provided herein, all reports, notices and other communications required or permitted to be given hereunder shall be in writing and delivered by hand or confirmed telecopy or by first class mail, postage prepaid, as follows:

      (a)  If to the Company, to:

           Hallmark Financial Services, Inc.
           777 Main Street
           Suite 1000
           Fort Worth, Texas 76102
           Telephone: (817) 348-1600

           with a copy to:

           McGuire, Craddock & Strother, P.C.
           3550 Lincoln Plaza
           500 N. Akard
           Dallas, Texas 75201
           Telephone: (214) 954-6800
           Attention: Steven D. Davidson

      (b)  If to you, to:

           Securities Transfer Corporation
           2591 Dallas Parkway, Suite 102
           Frisco, Texas 75034
           Attention: Kevin Halter, Jr.
           Telephone: (469) 663-0101
           Telecopy: (469) 633-0088

      14. ASSIGNMENT, DELEGATION. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

      15. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the law of the State of Texas, except that body of law relating to choice of laws.

      16. SEVERABILITY. If any provision of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

      17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement.

      18. CAPTIONS. The captions and descriptive headings herein are for convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

      19. CONFIDENTIALITY. All books, records, information and data pertaining to the business of a party that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

      20. TERM. This Agreement shall remain in effect until 30 days' written notice has been provided by either party to the other of its termination. Upon termination of the Agreement, the Subscription Agent shall retain all cancelled Subscription Certificates and related documentation as required by applicable law.

      21.  MERGER  OF  AGREEMENT.  This  Agreement  constitutes  the   entire
 agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

      If the foregoing is in accordance with your understanding of our arrangements, please sign and return the enclosed duplicate of this letter.

                               Very truly yours,

                               HALLMARK FINANCIAL SERVICES, INC.


                               ____________________
                               By: Mark E. Schwarz
                               Title: Chairman and Chief Executive Officer


      The foregoing is in accordance with our understanding and is hereby confirmed and accepted.

                               SECURITIES TRANSFER CORPORATION


                               ____________________
                               By:
                               Title:
 Dated: ___________, 2005